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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549




                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) January 31, 2002




                             SOUTHERN UNION COMPANY
             (Exact name of registrant as specified in its charter)



              Delaware                         1-6407              75-0571592
   (State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
         of incorporation                                   Identification No.)



                     One PEI Center                             18711
             Wilkes-Barre, Pennsylvania                      (Zip Code)
    (Address of principal executive offices)



       Registrant's telephone number, including area code: (570) 820-2400
















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



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) Exhibit No.

         99.a Press Release issued by Southern Union Company dated January 31, 2002.

ITEM 9.  REGULATION FD DISCLOSURE

     On January 31, 2002 Southern Union Company (the Company) will release summary financial information to the general public, including the investment community, regarding the Company's operating performance for the three- and six-month periods ended December 31, 2001 and 2000. The financial information released is included herein. The following information is summary in nature and should not be considered complete financial statements.

                     SOUTHERN UNION COMPANY AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)



                              Three Months Ended           Six Months Ended
                                  December 31,                December 31,
                            -----------------------    ------------------------
                               2001         2000          2001          2000
                            ----------   ----------    ----------    ----------
                                 (thousands of dollars, except shares and
                                            per share amounts)

Operating revenues.......   $  376,441   $  605,339     $  550,410   $  749,808
Cost of gas and other
  energy.................     (226,951)    (433,925)      (319,938)    (518,458)
Revenue-related taxes....      (13,550)     (23,854)       (19,582)     (28,933)
                            ----------   ----------     ----------   ----------
    Operating margin.....      135,940      147,560        210,890      202,417

Operating expenses:
  Operating, maintenance
    and general..........       54,054       62,151        107,158       99,169
  Business restructuring
    charges..............         --           --           32,706         --
  Depreciation and
    amortization.........       17,974       23,738         39,851       39,704
  Taxes, other than on
    income and revenues..        7,365        7,950         15,674       12,810
                            ----------   ----------     ----------   ----------
      Total operating
        expenses.........       79,393       93,839        195,389      151,683
                            ----------   ----------     ----------   ----------
      Net operating
        revenues.........       56,547       53,721         15,674       50,734
                            ----------   ----------     ----------   ----------

Other income (expenses):
  Interest...............      (21,913)     (30,303)       (49,072)     (46,609)
  Dividends on preferred
    securities of sub-
    sidiary trust........       (2,370)      (2,370)        (4,740)      (4,740)
  Other, net.............         (409)      14,911         23,187        9,397
                            ----------   ----------     ----------   ----------
      Total other
        expenses, net....      (24,692)     (17,762)       (30,625)     (41,952)
                            ----------   ----------     ----------   ----------
      Earnings (loss)
        before income
        taxes (benefit)..       31,855       35,959        (15,124)       8,782
Federal and state income
  taxes (benefit)........       12,105       16,641         (4,471)       4,040
                            ----------   ----------     ----------   ----------
Earnings (loss) before
  cumulative effect of
  change in accounting
  principle..............       19,750       19,318        (10,653)       4,742
Cumulative effect of
  change in accounting
  principle, net of tax..         --           --             --            602
                            ----------   ----------     ----------   ----------
Net earnings (loss)
  available for common
  stock..................   $   19,750   $   19,318     $  (10,653)  $    5,344
                            ==========   ==========     ==========   ==========

Diluted earnings (loss)
  per share:
    Before cumulative
      effect of change
      in accounting
      principle..........   $      .37   $      .35     $     (.21)  $      .09
    Cumulative effect of
      change in
      accounting princi-
      ple, net of tax....         --           --             --            .01
                            ----------   ----------     ----------   ----------
                            $      .37   $      .35     $     (.21)  $      .10
                            ==========   ==========     ==========   ==========

Weighted average shares
  outstanding - diluted..   53,701,434   55,383,222     51,597,356   54,479,995
                            ==========   ==========     ==========   ==========











            See Notes to Condensed Consolidated Financial Statements.

                     SOUTHERN UNION COMPANY AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (Unaudited)
                                     ASSETS



                                               December 31,           June 30,
                                         -----------------------
                                            2001         2000           2001
                                         ----------   ----------     ----------
                                                 (thousands of dollars)

Property, plant and equipment:
  Utility plant, at cost............     $2,244,548   $2,192,680     $2,227,495
  Less accumulated depreciation and
    amortization....................       (795,618)    (746,779)      (771,170)
                                         ----------   ----------     ----------
      Net property, plant and
        equipment...................      1,448,930    1,445,901      1,456,325
                                         ----------   ----------     ----------

Current assets:
  Cash and cash equivalents.........          --           7,840          1,219
  Accounts receivable, billed and
    unbilled, net...................        232,039      410,419        218,912
  Inventories, principally at
    average cost....................        170,398      118,543        106,505
  Deferred gas purchase costs.......         20,871       32,110         65,171
  Investment securities available
    for sale........................          7,201      105,587         29,447
  Prepayments and other.............         53,918       14,296         14,778
                                         ----------   ----------     ----------
      Total current assets..........        484,427      688,795        436,032
                                         ----------   ----------     ----------

Goodwill, net.......................        713,389      733,893        724,620

Deferred charges....................        159,523      209,594        209,644

Investment securities, at cost......         19,226       20,081         19,081

Real estate.........................          2,482        2,599          2,506

Other...............................         46,824       37,815         41,872
                                         ----------   ----------     ----------

  Total assets......................     $2,874,801   $3,138,678     $2,890,080
                                         ==========   ==========     ==========



                         CAPITALIZATION AND LIABILITIES

Capitalization:
  Common stockholders' equity.......     $  664,505   $  714,574     $  721,857
  Preferred stock of subsidiary
    trust, $25 par..................        100,000      100,000        100,000
  Long-term debt and capital lease
    obligation......................        803,279    1,375,760      1,329,631
                                         ----------   ----------     ----------
      Total capitalization..........      1,567,784    2,190,334      2,151,488
                                         ----------   ----------     ----------

Current liabilities:
  Long-term debt and capital lease
    obligation due within one year..        526,459        5,173          5,913
  Notes payable.....................        214,950      175,000        190,600
  Accounts payable..................        119,507      282,110        103,623
  Federal, state and local taxes....         31,415       27,761         32,342
  Accrued dividends on preferred
    stock of subsidiary trust.......           --           --            2,370
  Other.............................         94,331      114,429        103,773
                                         ----------   ----------     ----------
      Total current liabilities.....        986,662      604,473        438,621
                                         ----------   ----------     ----------

Deferred credits and other
  liabilities.......................        320,355      343,871        299,971
Commitments and contingencies.......           --           --             --
                                         ----------   ----------     ----------

    Total capitalization and
      liabilities...................     $2,874,801   $3,138,678     $2,890,080
                                         ==========   ==========     ==========







            See Notes to Condensed Consolidated Financial Statements.

                     SOUTHERN UNION COMPANY AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)



NOTE 1 -- BASIS OF PRESENTATION:

The condensed consolidated financial statements have been prepared by Southern Union Company (the Company) and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. The condensed consolidated financial statement presentation in this report will produce the same net income as the consolidated financial statements and, in management's opinion, is a fair representation of the operations of the Company.

NOTE 2 -- OTHER INCOME (EXPENSE), NET

Other expense for the three-month period ended December 31, 2001 was $409,000 compared with other income of $14,911,000 in 2000. Other expense in 2001 includes $3,300,000 of legal costs associated with ongoing litigation from the unsuccessful acquisition of Southwest Gas Corporation (Southwest) and a $1,500,000 loss on the sale of South Florida Natural Gas, a natural gas division of Southern Union, and Atlantic Gas Corporation, a Florida propane subsidiary of the Company (collectively, the Florida Operations). These items were offset by the recognition of $1,976,000 of previously recorded deferred income related to financial derivative energy trading activity of a wholly- owned subsidiary and a $561,000 gain on the sale of a 43-mile pipeline also by a subsidiary. Other income for the three-month period ended December 31, 2000, included a $13,532,000 gain on the sale of non-core real estate, realized gains on the sale of investment securities of $8,869,000 and $1,652,000 of interest and dividend income. This was partially offset by $5,849,000 of non-cash trading losses and $2,857,000 of legal costs associated with Southwest.

Other income for the six-month period ended December 31, 2001 was $23,187,000 compared to $9,397,000 in 2000. Other income in 2001 includes gains of $17,166,000 generated through the settlement of several interest rate swaps, a gain of $4,653,000 realized through the sale of marketing contracts held by a subsidiary, the recognition of $1,976,000 of previously recorded deferred income related to financial derivative energy trading activity of a wholly- owned subsidiary and a $561,000 gain on the sale of the previously mentioned pipeline. This was partially offset by $4,906,000 of legal costs associated with Southwest and a $1,500,000 loss from the previously mentioned sale of the Florida Operations. Other income for the six-month period ended December 31, 2000 consisted of a $13,532,000 gain on the sale of non-core real estate, realized gains on the sale of investment securities of $8,869,000 and $2,325,000 of interest and dividend income. This was partially offset by $9,044,000 of non-cash trading losses of a subsidiary and $4,898,000 of legal costs associated with Southwest.

                     SOUTHERN UNION COMPANY AND SUBSIDIARIES
                            SELECTED STATISTICAL DATA



The following table sets forth certain information regarding the Company's gas utility operations for the three- and six-month periods ended December 31, 2001 and 2000:

                                      Three Months              Six Months
                                    Ended December 31,      Ended December 31,
                                   ---------------------   ---------------------
                                      2001       2000         2001       2000
                                   ---------- ----------   ---------- ----------

Average number of gas sales
  customers served:
    Residential...............      1,331,979  1,328,725    1,322,753  1,190,756
    Commercial................        127,823    127,758      126,463    115,553
    Industrial and irrigation.          4,221      4,282        4,229      2,528
    Public authorities and
      other...................          3,180      3,129        3,168      3,140
                                   ---------- ----------   ---------- ----------
      Total average customers
        served...............       1,467,203  1,463,894    1,456,613  1,311,977
                                   ========== ==========   ========== ==========

Gas sales in millions of
  cubic feet (MMcf)
    Residential..............          18,124     27,250       25,084     32,768
    Commercial...............           7,552     10,908       11,227     14,187
    Industrial and
      irrigation.............             927      1,372        1,936      1,899
    Public authorities and
      other..................             645        957          890      1,247
                                   ---------- ----------   ---------- ----------
      Gas sales billed.......          27,248     40,487       39,137     50,101
    Net change in unbilled
      gas sales..............          13,056     18,150       13,450     18,879
                                   ---------- ----------   ---------- ----------
        Total gas sales......          40,304     58,637       52,587     68,980
                                   ========== ==========   ========== ==========

Gas sales revenues (thousands
  of dollars):
    Residential..............      $  189,541 $  252,896   $  286,329 $  314,472
    Commercial...............          66,455     93,476      102,641    118,256
    Industrial and
      irrigation.............           7,776     10,760       15,489     14,024
    Public authorities and
      other..................           3,784      7,031        5,383      8,877
                                   ---------- ----------   ---------- ----------
        Gas revenues billed..         267,556    364,163      409,842    455,629
    Net change in unbilled
      gas sales revenues.....          80,311    140,152       83,685    145,515
                                   ---------- ----------   ---------- ----------
        Total gas sales
          revenues...........      $  347,867 $  504,315   $  493,527 $  601,144
                                   ========== ==========   ========== ==========

Gas sales revenue per
  thousand cubic feet billed:
    Residential..............      $    10.46 $     9.28   $    11.41 $     9.60
    Commercial...............            8.80       8.57         9.14       8.34
    Industrial and
      irrigation.............            8.39       7.84         8.00       7.38
    Public authorities and
      other..................            5.86       7.35         6.05       7.12

Weather:
  Degree days:
    Southern Union Gas
      service territories....             733      1,087          735      1,092
    Missouri Gas Energy
      service territories....           1,504      2,405        1,571      2,471
    PG Energy service
      territories............           1,800      2,508        1,995      2,768
    New England service
      territories............           1,695      2,194        1,813      2,194

  Percent of 30-year measure:
    Southern Union Gas
      service territories....             89%       131%          89%       131%
    Missouri Gas Energy
      service territories....             76%       123%          77%       123%
    PG Energy service
      territories............             83%       113%          85%       118%
    New England service
      territories............             85%       110%          87%       110%

Gas transported in millions
  of cubic feet..............          22,094     25,805       40,279     41,073

Gas transportation revenues
  (thousands of dollars).....      $   12,749 $   14,469   $   19,637 $   21,776



----------------------

The above information does not include the Company's 43% equity ownership in a natural gas distribution company serving 25,000 customers in Piedras Negras, Mexico. Information for Fall River Gas and ProvEnergy, acquired September 28, 2000, and Valley Resources, acquired September 20, 2000, is included since October 1, 2000.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           SOUTHERN UNION COMPANY
                                           ----------------------
                                                (Registrant)



Date  January 31, 2002                      By  DAVID J. KVAPIL
      ----------------                          ---------------
                                                David J. Kvapil
                                                Executive Vice President and
                                                  Chief Financial Officer

                                 EXHIBIT INDEX



Exhibit Number                            Description
--------------  ----------------------------------------------------------------

     99.a       Press Release issued by Southern Union Company dated January 31,
                2002

                                                                    EXHIBIT 99.a



02-03                               For Further Information:
                                    Richard N. Marshall
                                    Treasurer and Director of Investor Relations
                                    (570) 829-8795



                        SOUTHERN UNION COMPANY ANNOUNCES
                    FISCAL YEAR 2002 SECOND QUARTER EARNINGS

                            Conference Call Scheduled


WILKES-BARRE, Pa. (January 31, 2002) - Southern Union Company ("Southern Union" or the "Company") (NYSE: SUG) today reported second quarter net earnings of $19,750,000 ($.37 per common share diluted for outstanding options and warrants -- hereafter referred to as "per share"), for the three-month period ended December 31, 2001, compared with net earnings of $19,318,000 ($.35 per share) for the same period in 2000. For the six months ended December 31, 2001, the Company recorded a net loss of $10,653,000 ($.21 per share) compared with net earnings of $5,344,000 ($.10 per share) in 2000.

Net earnings for the second quarter ended December 31, 2001 reflect significant decreases in operating and maintenance expenses as a result of the Company's cost containment efforts, as well as lower interest costs on the Company's bank borrowing facilities. Operating results were, however, negatively impacted by unusually mild weather throughout all of the Company's service territories.

Operating results for the six months ended December 31, 2001 reflect a one-time restructuring charge of $20,277,000, after taxes, recorded in the first quarter ended September 30, 2001. This restructuring charge was partially offset by $10,664,000 in after-tax gains generated from the settlement of interest rate swaps in September 2001.

"We are pleased that our second quarter results have begun to show positive impacts from the Company's Cash Flow Improvement Plan," stated Thomas F. Karam, Southern Union's president and chief operating officer. Designed to increase pre-tax cash flow from operations by at least $50 million annually, the Plan includes restructuring the Company's corporate operations, focusing its operating divisions on meeting their allowed rates of return and divesting non-core assets and using the proceeds to reduce debt. Karam also noted, "The Company expects further improvement from cost reductions in the next quarter and beyond."

Conference Call and Webcast: Southern Union will host a conference call and live webcast on Thursday, January 31, 2002 at 2 p.m. EST. To participate, visit Southern Union's Web site at www.southernunionco.com or contact the conference call operator at 800-240-2134 approximately ten minutes prior to the start and refer to Conference ID "441383." A replay of the call will be available through February 7, 2002 by dialing 800-405-2236 and referring to the same Conference ID. A replay of the webcast will also be available for thirty days at Southern Union's Web site.

Southern Union Company is an international energy distribution company serving nearly 1.5 million customers in Texas, Missouri, Pennsylvania, Rhode Island, Massachusetts, and Mexico. For more information, visit www.southernunionco.com.





This release and other Company reports and statements issued or made from time to time contain certain "forward-looking statements" concerning projected future financial performance, expected plans or future operations. Southern Union Company cautions that actual results and developments may differ materially from such projections or expectations.

Investors should be aware of important factors that could cause actual results to differ materially from the forward-looking projections or expectations. These factors include, but are not limited to: weather conditions in the Company's service territories; cost of gas; regulatory and court decisions; the receipt of timely and adequate rate relief; the achievement of operating efficiencies and the purchase and implementation of new technologies for attaining such efficiencies; impact of relations with labor unions of bargaining-unit employees; the effect of any stock repurchases; and the effect of strategic initiatives (including: any recent, pending or potential acquisition or merger; recent corporate restructuring activities; any sales of non-core assets; and any related financing arrangements including refinancings and debt repurchases) on earnings and cash flow.

Following are the unaudited, comparative financial results of Southern Union Company and Subsidiaries for the three-, six- and twelve-month periods ended December 31, 2001 and 2000 (amounts in thousands except shares and per share amounts):


           Three months ended      Six months ended       Twelve months ended
               December 31,         December 31,(a)          December 31,(a)
          ---------------------  ----------------------  -----------------------
             2001      2000(b)     2001(c)     2000(b)     2001(c)     2000(b)
          ---------- ----------  ----------  ----------  ----------- -----------

Operat-
 ing
 reve-
 nues     $  376,441 $  605,339  $  550,410  $  749,808  $ 1,733,415 $ 1,257,131
          ========== ==========  ==========  ==========  =========== ===========

Net
 operat-
 ing
 mar-
 gin(d)   $  135,940 $  147,560  $  210,890  $  202,417  $   497,735 $   376,756
          ========== ==========  ==========  ==========  =========== ===========

Net
 earn-
 ings
 (loss)
 avail-
 able
 for
 common
 stock    $   19,750 $   19,318  $  (10,653)  $   5,344  $    41,288 $    14,157
          ========== ==========  ==========   =========  =========== ===========

Net
 earn-
 ings
 (loss)
 per
 share(e):
  Basic   $     0.39 $     0.37  $    (0.21)  $    0.10  $      0.79 $      0.27
          ========== ==========  ==========   =========  =========== ===========

  Diluted $     0.37 $     0.35  $    (0.21)  $    0.10  $      0.75 $      0.26
          ========== ==========  ==========   =========  =========== ===========

Weighted
 average
 shares
 outstand-
 ing(e):
  Basic   50,772,866 52,425,554  51,597,356   51,721,885  52,009,927  51,536,572
          ========== ==========  ==========   ==========  ==========  ==========

  Diluted 53,701,434 55,383,222  51,597,356   54,479,995  55,052,406  53,986,818
          ========== ==========  ==========   ==========  ==========  ==========


NOTE:  The Company's fiscal year-end is June 30.

(a) The Company acquired Providence Energy Corporation and Fall River Gas Company on September 28, 2000, and Valley Resources, Inc. on September 20, 2000 (collectively, now called New England Gas Company). These acquisitions were accounted for as a purchase and their respective results of operations have been included in the Company's consolidated results of operations since their respective acquisition dates. For these reasons, the consolidated results of operations of the Company for the periods subsequent to the acquisitions are not comparable to the same periods in prior years.

(b) The three-, six- and twelve-month periods ended December 31, 2000 include after-tax gains of $12,046,000 from the sale of non-core real estate and a portion of Southern Union's holdings in Capstone Turbine Corporation.

(c) The six- and twelve-month periods ended December 31, 2001 include an after-tax restructuring charge of $20,277,000. The impact of a one-time restructuring charge was partially offset by $10,664,000 in after-tax gains generated from the settlement of several interest rate swaps in September 2001.

(d) Net operating margin consists of operating revenues less gas purchase costs and revenue-related taxes.

(e) All periods have been adjusted for the 5% stock dividend distributed on August 30, 2001.







                                      #####


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